Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

THE	TO THE HOLDERS OF:
BANK OF	Corporate Bond-Backed Certificates
NEW	Series 1998-NSC-1
YORK	Class A-1 Certificates

CUSIP NUMBER: 219-87H-AN5

in accordance with the Standard Terms of Trust Agreements, The Bank of New York, as trustee submits the following cash basis statement for the period ending :	May 15, 2014

INTEREST ACCOUNT
Balance as of November 15, 2013		$0.00
Schedule Income received on securities		$225,254.00
Unscheduled Income received on securities		$0.00
Interest Received on sale of securities		$0.00
LESS:
Distribution to Class A-1 Holders	$222,254.00
Distribution to Swap Counterparty	$0.00
Trustee Fees	$2,250.00
Fees allocated for third party expenses	$750.00
Balance as of May 15, 2014	Subtotal	$0.00

PRINCIPAL ACCOUNT
Balance as of November 15, 2013		$0.00
Scheduled Principal payment received on securities		$762,246.00
Principal received on sale of securities		$0.00
LESS:
Distribution to Class A-1 Holders	$762,246.00
Distribution to Swap Counterparty	$0.00
Balance as of May 15, 2014	Subtotal	$0.00
	Balance	$0.00

UNDERLYING SECURITIES HELD AS OF: May 15, 2014

$25,000,000 7.90% Notes

Issued by

                    NORFOLK SOUTHERN CORPORATION

         CUSIP# : 655-844-AK4